Exhibit 10.2

                    ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this "Agreement") dated as of July
29, 1999, between PrintOnTheNet.com, Inc., a Delaware corporation ("Buyer") and Ivan's Quik Print, Inc., a Florida corporation ("Seller") and Iris Wyden ("Iris"), and Michael Wyden ("Michael") (collectively "Principals").

                           RECITALS:

A.     Seller owns and operates a printing business d/b/a
"Ivan's Quik Print" ("Business"); and

B. Seller wishes to sell to Buyer and Buyer wishes to buy from Seller certain of Seller's assets used primarily in, or relating primarily to, the Business under the terms and conditions set forth herein; and

C. The Principals are the officers, directors and/or shareholders of the Seller, and agree to be bound by this Agreement;

     NOW THEREFORE, the parties agree as follows:

                           ARTICLE I
                          DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

1.1 "Assets" means all of Seller's right, title and interest in the following assets:

         a) All film, flats, files, work-papers and work product relating to all customers and accounts for the Business;

         b)     the Marks;

         c)     all of Seller's rights and interests in the Material
Contracts;

         d) copies of the sales, billing and other pertinent records;

         e) all of Seller's telephone and fax numbers used exclusively in connection with the Business; and

         f)     all goodwill associated with the Business.

         g) all of the items listed on Schedule 1.1 attached hereto.

1.2 "Assumed Liabilities" means all of the liabilities of Seller set forth on Schedule 1.2 attached hereto.

1.3 "Bankruptcy" means (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute, (b) the specified Person stops payment of, is deemed unable or otherwise admits inability to pay its debts or becomes or is deemed to be insolvent, (c) an assignment for the benefit of creditors, (d) the filing of a voluntary Petition in bankruptcy or reorganization or the passing of a resolution for voluntary liquidation, reconstruction or winding up (other than for the purpose of a solvent merger or reorganization), or (e) the failure to vacate the appointment of a receiver, trustee, provisional liquidator or administrative receiver for any part or all of the property of a party within 60 days from the date of such appointment.

1.4 "Sales, billing and other pertinent records" means all correspondence, software developments, trade secrets, customer lists, supplier lists, marketing materials, billing and collection records and all other records of Seller which primarily relate to the Assets being sold.

1.5     "Business" has the meaning set forth in the Recitals.

1.6 "Business Day" means any day that is not a Saturday or a Sunday and on which banks are open for the conduct of normal banking business in the city of Miami, Florida.

1.7 "Concurrent Transactions" means the collective reference to the transactions contemplated by this Agreement, the transactions contemplated by the Exhibits hereto and the transactions described or referred to in Article V hereof.

1.8 "Employee Benefit Plan" means any: (a) non-qualified deferred compensation or retirement plan which is an Employee Pension Benefit Plan; (b) qualified deferred contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified benefit retirement plan or arrangement which is an Employee Pension Benefit Plan; or (d) Employee Welfare Benefit Plan.

1.9 "Employee Pension Benefit Plan" shall have the meaning set forth in Section 3(2) of ERISA.

1.10 "Employee Welfare Benefit Plan" shall have the meaning set forth in Section 3(1) of ERISA.

1.11 "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, option, preferential arrangement or restriction of any kinds, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

1.12 "Environmental Laws" means any foreign, federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

         a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous
Substances (as hereinafter defined), materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

         b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or Hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Sec. 9601 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., each as amended from time to time; or

         c) otherwise relating to pollution or the protection of human health or the environment.

1.13     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

1.14 "Excluded Liabilities" means all of Seller's liabilities other than the Assumed Liabilities.

1.15 "Governmental Authority" means any federal, state or local, or foreign government, governmental, regulatory or administrative authority (or subdivision thereof) and any agency or commission or any court, tribunal or judicial or arbitral body that has jurisdiction over the Business, the Seller or the Assets.

1.16 "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.17 "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law issued by any Governmental Authority.

1.18 "Marks" means all trademarks, service marks and trade names of Seller, including without limitation, "Ivan's Quik
Print."

1.19 "Material Contract" means any contracts entered into by the Seller and listed on Schedule 1.19 attached hereto.

1.20 "Person" means any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

1.21     "Purchase Price" means Ninety Thousand Dollars and
No Cents ($90,000.00).

1.22 "Tax" or "Taxes" means any and all taxes, stamp duties, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

1.23 "Stock" means Buyer's Rule 144 common stock, currently trading as NLNX-OTC:BB, subject to the restrictions, representations and confirmations contained herein. With respect to the Stock, the Seller(s) shall be referred to as "Shareholder."

                          ARTICLE  II
                       PURCHASE AND SALE

2.1 Closing. The closing of the purchase and sale of the Assets and the Concurrent Transactions (as defined in Section 5.1) (the "Closing") shall take place at the offices of Reimer & Rosenthal, LLP, 3801 Hollywood Blvd., Suite 350, Hollywood, Florida 33021, on or before ________________ at 9:30 a.m. The Closing Date may only be changed by written mutual agreement of the parties.

2.2 Purchase and Sale of Assets. Subject to fulfillment of, the conditions precedent, and based upon the representations and warranties, set forth herein, Buyer shall, at Closing, purchase from Seller, and Seller shall sell to Buyer, the Assets free and clear of any and all Encumbrances. In consideration of and in full payment for the Assets, Buyer shall, at Closing, pay to Seller the Purchase Price as follows: (a) the sum of Fifteen Thousand Dollars ($15,000.00) payable to Seller in the form of a Bank Check, Cashier's Check or attorney's trust account check, at Closing; and
(b) delivery of shares of Stock. If, at the close of trading on the 365th day following the Closing Date, the value of the Stock delivered to Seller does not have a value of at least $75,000.00 (the value to be determined by multiplying the publicly traded share price at the close of that trading day by the number of shares delivered to Seller at the Closing), Buyer shall deliver to Seller, at its sole option and discretion, either (i) additional shares of Stock in an amount which, at the share price at the close of trading that day, will, when combined with the shares of Stock delivered to Seller at Closing, provide Seller with a total number of shares of Stock having a total value of $75,000 as of the 365th day after the Closing Date; or (ii) cash in an amount necessary to make up the difference between the value of the Stock on the 365th day after the Closing Date (as determined in accordance with the foregoing method) and $75,000.00. If Buyer elects to deliver additional Stock in accordance with 2.2(b)(i), the delivery shall be made on or before the 380th day after the Closing Date and any stock delivered will be free of any Rule 144 Restriction. If Buyer elects to deliver cash in accordance with 2.2(b)(ii), the delivery may be made in 12 equal monthly installments (without interest), the first payment of cash to be mailed to Seller on or before the 380th day after the Closing Date.

2.3 Non-Competition and Non-Solicitation Agreement. Subject to fulfillment of the conditions precedent, and based upon the representations and warranties, set forth herein, Buyer shall, at Closing, pay to Seller the sum of Ten Thousand Dollars ($10,000.00) in the form of a Bank Check, Cashier's Check or attorney's trust account check, in return for the Seller, and the Principals executing and delivering the Non-Competition and Non-Solicitation Agreement attached hereto as Exhibit 5.1(b) and further in return for Ivan Wyden, the husband of Iris Wyden and an employee of the Seller, executing and delivering an Employment Agreement with Buyer which agreement shall include a Non-Competition and Non-Solicitation provision, a copy of such Employment Agreement being attached hereto as Exhibit 5.1(c).

2.4 Assumed Liabilities. Subject to fulfillment of the conditions precedent, and based upon the representations and warranties set forth herein, at Closing the Buyer shall assume all of the Assumed Liabilities. The Buyer shall not assume or have any responsibility regarding the Excluded Liabilities, and Seller shall retain all liability regarding the Excluded Liabilities.

                           ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
                           OF SELLER

As of the date hereof and as of the Closing Date, Seller hereby represents and warrants to Buyer as follows:

3.1 Organization, Qualification, Etc. of Seller. Seller is a duly organized and validly existing corporation under the Laws of the State of Florida and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been, and is currently and is anticipated to be conducted. Seller is duly licensed or qualified to do business and is in good standing in the state of Florida. All material corporate actions taken by Seller have been duty authorized and Seller has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Articles of Incorporation or Bylaws (collectively, the "Articles of Incorporation"). True and correct copies of Seller's (a) Articles of Incorporation, as amended and restated through the date hereof and (b) resolutions of the members and the Board of Directors adopted prior to the date hereof heretofore have been delivered to Buyer and all of such resolutions remain in full force and effect in the form delivered to Buyer.

3.2 Capitalization of Seller. Schedule 3.2 accurately sets forth the names of the holders of all of the outstanding capital stock of Seller and the number of shares owned by each such stockholder. Each outstanding share of capital stock of Seller has been duly and validly authorized and issued and is fully paid and owned, beneficially and of record, by the stockholder(s) listed on
Schedule 3.2.

3.3 Title to the Assets. Seller has good title to or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances or default.

3.4 Authority of Seller. Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be subject to: (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.5 No Conflict. Assuming the obtaining of all the consents and approvals referred to in Section 3.6, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or violate any Law or Governmental Order applicable to Seller, which violation or conflict would, individually or in the aggregate, have a material adverse effect on Seller, the Business or on the transactions contemplated hereby (including the Concurrent Transactions); or (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or {live to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets properties of Seller or the Business pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, agreement or arrangement to which Seller is a party or by which any of such assets or properties is bound or affected which conflict or violation would, individually or in the aggregate, have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby or in the Business.

3.6     Consents and Approvals.  Except as set forth on Schedule
3.6, the execution, delivery and performance of this Agreement by Seller do not and wilt not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any third party.

3.7 Financial Information. All balance sheets, profit and loss accounts and all other financial information of Seller which have been or hereafter shall be furnished by or on behalf of the Seller to Buyer for the purposes of or in connection with this Agreement or any transaction contemplated hereby, true and correct copies of which are attached hereto as Exhibit 3.7, give a true and fair view of the state of affairs of Seller as of the dates thereof and' the results of its operations for the periods then ended, subject to year-end adjustments consisting only of normal recurring accruals.

3.8 Litigation. Except as set forth on Schedule 3.8, there are no actions, disputes or claims (other than proceedings filed but not yet served on Seller) being brought or threatened by or against Seller (or any of Seller's directors, officers, employees or agents), or affecting any of the Assets which, if adversely determined, could reasonably be expected to have a material adverse effect. Neither Seller nor the Assets are subject to any Law or Governmental Order which has or could reasonably be expected to have a material adverse effect.

3.9 Conduct of Business in the Ordinary Course. Seller has conducted the Business only in the ordinary course and consistent with past practice.

3.10 Compliance with Laws. Seller has conducted and continues to conduct its business in all material respects in accordance with all Laws and all Governmental Orders entered by or with any Governmental Authorities, and Seller is in compliance with all such Laws or Governmental Orders.

3.11     Environmental Compliance.  Seller and the Real
Property (as hereinafter defined) are, and at all times have been, in compliance with all applicable Environmental Laws.

3.12 Contracts. Each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. Seller is not and to Seller's knowledge, no other party to any Material Contract is, in breach of or default under any Material Contract, which breach of default would have a material adverse effect on the Seller or the Business.

3.13 Real Property. The particulars of the real property set forth on Schedule 3.15 attached hereto (the "Real Property") are true and correct in all respects. The Real Property comprises all the real property used or occupied by Seller in connection with the Business. There is no violation of any Law (including, without limitation, any building, planning, zoning law or environmental law) or any covenants, stipulations or conditions relating to any of the Real Property and Seller is in peaceful and undisturbed possession of the Real Property. There are no contractual or legal restrictions that preclude or restrict in any material manner the ability to use any of the Real Property in the manner in which they are currently being used and the Real Property has all rights and casements reasonably necessary for their use and enjoyment for the purposes of the Business. Seller is not leasing or subleasing and has not leased or sublet any parcel or any portion of any parcel Real Property to any other Person, nor has Seller assigned its interest under any lease or sublease for any leased Real Property to any third party. There are no outstanding material disputes with any Person relating to the Real Property or its use and no notices have been given or received by Seller which would adversely affect the use and enjoyment of the Real Property.

3.14     Taxes.

         a) Except as disclosed on Schedule 3.16: (i) all returns and reports in respect of all Taxes required to be filed with respect to Seller or the Business have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete; (,iv) no adjustment relating to such returns has been proposed by any tax authority and no basis exists for any such adjustment; (v) there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against Seller; (vi) there are no Encumbrances on any Assets; (vii) Seller has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; and (viii) all Taxes required to be withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

         b) Except as disclosed on Schedule 3.16: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Seller may be subject; (ii) there are no proposed reassessments of any property owned by Seller or other proposals that could increase the amount of any Tax to which Seller would be subject; and (iii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Seller.

3.15 Brokers. Except as disclosed in Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Concurrent
Transactions based upon an arrangement made by or on behalf of the Seller.

3.16 Full Disclosure. No representation or warranty with respect to Seller contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (including the Concurrent Transactions), contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

3.17 With respect to the Stock, Shareholder confirms that:
              i)     it is qualified to hold the Stock;

              ii)    it is Familiar with Rule 144 of the
Securities Act of 1933, as amended from time to time (the
"Securities Act"), and understands the resale limitations imposed under the Securities Act;

              iii)   it understands that it must bear the
economic risk of his investment in Buyer for an indefinite period of time since the Stock has not been registered for sale under the Securities Act and, therefore, cannot be sold or otherwise transferred unless subsequently registered under the Securities Act or applicable state blue sky laws or an exemption from such registration is available;

              iv)    it understands that no federal or state
agency has passed upon the Stock or made any finding or determination as to the fairness of this investment;

              v) it has carefully reviewed and understands the risks of, and other considerations relating to an investment in Buyer. It has been furnished any materials relating to Buyer and the Stock it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Stock and to obtain any additional information that Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any representations or information provided to it;

              vi) representatives of Buyer have answered all inquiries that it has made of them concerning Buyer, or any other matters relating to the formation and operation of Buyer and the offering and sale of the Stock. Shareholder is not receiving the Stock as a result of or subsequent to any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting;

              vii)   it has relied only upon information
furnished or made available to it by Buyer and no oral representations or warranties have been made to it;

              viii) it understands that any underwriter in an initial public offering of Buyer's securities may request that it not sell any of Buyer's common stock without such underwriter's prior written consent for a period not to exceed 12 months from the effective date of such public offering;

              ix) it understands and agrees that certain restrictions and limitations are applicable to the resale and any other transfer it may make of the Stock. Legends in substantially the following form will be placed on each certificate representing the Stock, and any securities issued in replacement or exchange therefore, as well as legends which may be required by applicable state securities law:

           THE SHARES REPRESENTED BY THE CERTIFICATE HAVE
           NOT BEEN RECISTERED UNDER THE SECURITIES ACT
           OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR
           OTHER JURISDICTION.  THE SECURITIES MAY NOT BE
           OFFERED FOR SALE, SOLD, ASSIGNED OR OTHFRWISE
           TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
           REGISTRATION STATEMENT UNDER SAID ACT OR LAWS
           OR AN OPINION OF COUNSEL SATISFACTORY TO THE
           COMPANY THAT SUCH REGISTRATION IS NOT
           REQUIRED.

           THE HOLDER OF THESE SECURITIES HAS ALSO AGREED
           THAT IF THE COMPANY SELLS ITS SECURITIIS IN AN
           INITIAL PUBLIC OFFERING, THE SECURITIES
           REPRESENTED BY THIS  CERTIFICATE CANNOT BE
           SOLD FOR UP TO 12 MONTHS AFTER SUCH PUBLIC
           OFFERING WITHOUT THE CONSENT OF THE MANAGING
           UNDERWRITER.

              x) It is agreed that the Stock is subject to a restriction prohibiting its sale by Seller for a period of twelve months ("Lockup Period"). It is agreed that at the expiration of the 12 month "lockup period" Buyer will assist Seller, at no cost, expense or delay to Seller, in exchanging Seller's 144 common shares into common shares free of restrictions imposed by Rule 144 so that Seller may trade or sell its shares on the public market then existing for the shares.

                          ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF BUYER

As of the date hereof and as of the Closing Date, Buyer hereby represents and warrants to Seller as follows:

4.1 Organization, Qualification, Etc. of Buyer. Buyer is a duly registered, incorporated and validly existing corporation under the Laws of Delaware.

4.2 Authority of Buyer. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be subject to (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.3 No Conflict. Assuming the obtaining of all the consents and approvals referred to in Section 4.4, the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) violate, conflict with or result in the breach of any provision of Buyer's Articles of Incorporation or Bylaws (collectively, the "Articles of Incorporation"), (b) conflict with or violate any Law or Governmental Order applicable to Buyer, which violation or conflict could, individually or in the aggregate, have a material adverse effect on Buyer, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Buyer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, agreement or arrangement to which Buyer is a party or by which any of such assets or properties are bound or affected which could reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

4.4 Consents and Approvals. Except as disclosed on Schedule 4.4, the execution, delivery and performance of this Agreement by Buyer do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority or any third party.

4.5 Litigation. No claims or proceedings are pending or, to the knowledge of Buyer, threatened by or against Buyer (or, to Buyer's knowledge, any of its directors, officers, employees or agents) which, if adversely determined, could reasonably be expected to have a material adverse effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, including without limitation the Concurrent Transactions.

4.6 Full Disclosure. No representation or warranty of Buyer contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished or to be furnished to Seller pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (including the Concurrent Transactions), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                            ARTICLE V
        CONCURRENT TRANSACTIONS; DELIVERIES; CONDITIONS

5.1 Concurrent Transactions. The parties hereto acknowledge that each of the parties hereto has relied upon the accuracy, validity and effectiveness of such other parties' representations, warranties and agreements in entering into this Agreement and that, concurrently with the Closing:
         a)     Buyer shall deliver the Stock in accordance with
Section 2.2.

         b) Seller, Iris, and Michael shall execute and deliver to Buyer the Non-Competition and Non-Solicitation Agreement, a copy of which is attached hereto as Exhibit 5.1(b), in accordance with
Section 2.2.

         c) Ivan Wyden shall execute and deliver the Employment Agreement attached hereto as Exhibit 5.1(c).

5.2 Deliveries by Seller. On or prior to the Closing, Seller shall execute or cause to be executed and deliver or cause to be delivered to Buyer the following documents, certificates and agreements:

         a)     Bill of Sale.  A Bill of Sale, in the form of
Exhibit 5.3 attached hereto, executed by Seller;

         b) Resolutions of Seller. A true and complete copy, certified by the Secretary of Seller, of the resolutions duly and validly adopted by the stockholders and board of directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         c) Incumbency Certificate of Seller. A certificate of the Secretary of Seller certifying the names of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of ,Seller;

5.3     Conditions Precedent to the Parties' Obligations to
Close. The obligations of each of Seller and Buyer hereunder to consummate the transactions contemplated hereby are subject to the satisfaction or, in each parties' sole discretion, waiver on or before the Closing of each of the following conditions.

         a) Deliveries. Receipt by the appropriate parties of the items enumerated in Sections 5.1 and 5.2 hereof.

         b) No Adverse Change. Since May 4, 1999 (the date of the Letter of Intent between the parties), there shall have been no material adverse effect on the Business, the Assets, or the financial condition or prospects of the Seller.

         c) No Proceeding or Litigation. No action, proceeding or litigation shall have been commenced or threatened by any Governmental Authority seeking to restrain or materially alter the transaction contemplated hereby which, in the reasonable good faith determination of Seller or Buyer, is likely to render it impossible or unlawful, or otherwise render inadvisable the parties' intent, to consummate the transactions contemplated hereby or any of the Concurrent Transactions.

5.4     Transition of Business.

         a)     Advisory Services.  For a period (the "Transition
Period") of up to 60 days following the Closing, the Principals shall provide the Company with the following consulting and advisory services pertaining to the Business:

                i) management and operation of the Business, including without limitation, the sale of services and servicing of customer accounts; and

               ii)     introductions to customers and suppliers.

                           ARTICLE VI
                        INDEMNIFICATION

6.1 Survival. All representations and warranties contained herein and made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing, without limitation as to time.

6.2 Buyer's Right to Indemnification. Subject to the provisions of this Article VI and in addition to any other rights and remedies available to Buyer under applicable law, Seller, Iris, and Michael, jointly and severally, shall indemnify and hold harmless Buyer or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or' defense of any matter)(collectively "Claims"), which may be asserted against or sustained or incurred by Buyer in connection with, arising out of, or relating to: (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by Seller herein or in any Exhibit, Schedule, certificate or other document delivered to Buyer by Seller with respect to Seller in connection with this Agreement.

6.3 Seller's Right to Indemnification. Subject to the provisions of this Article VI and in addition to any other rights and remedies that may be available to Seller under applicable law, Buyer shall indemnify and hold harmless Seller or any of its officers, directors, shareholders, employees, successors, predecessors and assigns from and against Claims which may be asserted against or sustained or incurred by Seller in connection with, arising out of, or relating to: (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by Buyer herein or in any Exhibit, Schedule, certificate or other document delivered to Seller by or on behalf of Buyer in connection with this Agreement or (ii) any breach of any agreements and covenants made by Buyer herein or in any Exhibit, Schedule, certificate or other document delivered to Seller by or on behalf of Buyer in connection with this Agreement.

6.4     Procedure for Claims.

         a) Notice of Claim. Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefor (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims. However, the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Part from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying Party such information (in reasonable detail) as the Indemnified Party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

         b)     Third Party Claims.

                i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall have 15 days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

               ii) If the Indemnifying Party elects to defend a Third Party Claim on behalf of the Indemnified Party, the Indemnified party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

              iii)    In no event may the Indemnifying Party
settle or compromise any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

              iv) If the Indemnifying Party elects to defend a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement). However, the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if (a) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (b) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (c) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party shall not have retained different counsel reasonably satisfactory to the Indemnified Party; or (d) the Indemnifying Party shall authorize the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

              v) If the Indemnifying Party does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, to defend such Third Party Claim.

              vi) To the extent that an Indemnified Party recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

         c) Cooperation in Defense. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) the Indemnified Party's defense of or is participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

                           ARTICLE VII
                       GENERAL PROVISIONS

7.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of (a) receipt, if made by personal service, (b)three days after dispatch, if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram, or telex or (d) seven days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

   (a)     if to Buyer:    PrintOnTheNet.com, Inc.
                           7700 NW 37th Avenue
                           Miami, FL 33147
                           Telephone: (305) 691-2800
                           Facsimile: (305) 836-9231
                           Attention: Benjamin Rogatinsky

          with a copy to:  Alex P.  Rosenthal, Esq.
                           Reimer & Rosenthal LLP
                           3801 Hollywood Blvd., Suite 350
                           Hollywood, Florida 33021
                           Telephone: (954) 893-9800
                           Facsimile: (954) 893-6704

   (b)     if to Seller:






           with a copy to:




7.3 Interpretation. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Each party has had the opportunity to review and participate in the drafting of this Agreement and no term or provision of this Agreement shall be construed narrowly or strictly against the party that was responsible for the drafting of this Agreement or such term or provision.

7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

7.5 Entire Agreement. Except as otherwise identified herein, this Agreement, including all of the Exhibits and Schedules attached hereto which are incorporated herein by this reference, and the agreements effecting the Concurrent Transactions constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and thereof.

7.6 Assignment. This Agreement and the rights and duties hereunder may not be assigned or assumed by operation of law or otherwise (other than an assignment by Buyer to an Affiliate of Buyer) without the express prior written consent of the other parties, as applicable), but Buyer remains liable on the note, and Buyer must retain its corporate existence until the note is paid in full.

7.7 Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party hereto. Each party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the other parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida
(without regard to its principles regarding conflicts of law).

7.9 Choice of Forum. All actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in Miami-Dade County Circuit Court.

7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties-hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.11 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief which it may be entitled.

7.12 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, Seller, Ivan, Iris, and Michael, and Buyer have caused this Agreement to be executed as of the date first written above.

PrintOnTheNet.com, Inc.           Ivan's Quik Print, Inc.


By:/s/Benjamin Rogatinsky         By:/s/Iris Wyden

Name:  Benjamin Rogatinsky        Name:  Iris Wyden

Title:  C.E.O                     Title:  President


                                  /s/  Iris Wyden
                                  Iris Wyden


                                  /s/  Michael Wyden
                                  Michael Wyden

                     SCHEDULE 1.1 - ASSETS

1 Vehicle NuArc Camera
1 Rollem for scoring, perforating and numbering
1 NuArc carbon platemaker and chemicals and plates
1 challenge gold 31' cutter
1 challenge gold drill press
1 Ibeco Laminator
1 O&M table top folder
1 8 bin semi automatic collator
1 challenge folder no right angle
1 watkis collator
2 joggers
1 Itek camera
1 wrapping unit (plastic)
1 AB Dick Chute Press
1 AB Dick Chain Delivery Press with T-Head
2 Saddle Stitchers
2 NuArc Light Tables
1 Slidex Wax Master
1 Mini Refrigerator
1 Fax Machine
1 metal desk
3 metal filing cabinets

               SCHEDULE 1.2 - ASSUMED LIABILITIES

                              None

               SCHEDULE 1.19 - MATERIAL CONTRACTS

                              None

                  SCHEDULE 3.2 - STOCKHOLDERS

                           Iris Wyden
                         Michael Wyden

     SCHEDULE 3.6 - CONSENT AND APPROVAL BY THIRD PARTIES (SELLER)

                              None

               SCHEDULE 3.8 - PENDING LITIGATION

                              None

    SCHEDULE 3.14(A) - LIST OF EMPLOYEES, COMPENSATION AND BENEFITS

Michael Wyden

Ivan Wyden

                 SCHEDULE 3.15 - REAL PROPERTY

                              None

              SCHEDULE 3.16 - TAX RETURNS NOT FILED

                              None

                    SCHEDULE 3.17 - BROKERS

                              None

  SCHEDULE 4.4 - CONSENT AND APPROVAL BY THIRD PARTIES (BUYER)

                              None

                            EXHIBIT 5.1(b)

          NON-COMPETITION AND NON-SOLICATION AGREEMENT

     NON-COMPETITION AGREEMENT, dated as of ______________________, among PrintOnTheNet.com, Inc. ("POTN"), Ivan's Quik Print, Inc., a Florida corporation, ("IQP"), Iris Wyden ("Iris"), and Michael Wyden ("Michael").

                            RECITALS

A. IQP has sold all or part of its assets to POTN, pursuant to that certain Asset Purchase Agreement, dated May 5, 1999, among POTN, IQP, Iris, and Michael.

B. POTN wishes to protect its legitimate business interests and !ensure that IQP, Iris, and Michael do not compete with POTN and its subsidiaries, including, without limitation, PrintAmerica Management Company, Inc., and National Lithographers and Publishers, Inc. (collectively, the "Company") for a certain period of time, pursuant to the terms and conditions of this Agreement.

C. Iris, and Michael are principals, officers, directors, shareholders and/or key employees of Seller, and agree that their execution of this Agreement and agreement to be bound thereby is supported by valuable consideration paid by POTN to IQP.
NOW THEREFORE, in consideration of $10,000.00 or other valuable consideration, the parties agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated herein by reference.

2.     Non-Competition and Non-Solicitation.  During the
Restricted Period (as hereinafter defined) and within the Restricted Area (as hereafter defined), IQP, and Iris, individually and/or collectively without the written consent of POTN, shall not, directly, or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or business organization (a) engage in any business which is directly or indirectly in competition with the Business; (b) provide goods or services to anyone else that is directly or indirectly in competition with the Business; (c) shall not solicit to sell nor sell goods or services to any current or past customer or competitor of Company and/or IQP; (d) recruit, solicit, induce, or influence any Company's employees, consultants, suppliers or existing and prospective customers that were such with respect to Company and/or IQP at any time prior to or during the Restricted Period to discontinue, reduce or modify such relationship with Company and/or IQP; and (e) shall not accept any business from any existing and prospective customers that were such with respect to Company and/or IQP at any time prior to or during the Restricted Period.

     During the Restricted Period (as. hereinafter defined) and within the Restricted Area (as hereafter defined), Michael, without the written consent of POTN, shall not, directly, or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or business organization (a) shall not solicit to sell nor sell goods or services to any current or past customer of Company and/or IQP; (b) recruit, solicit, induce, or influence any Company's employees, consultants, suppliers or existing and prospective customers that were such with respect to Company and/or IQP at any time prior to or during the Restricted Period to discontinue, reduce or modify such relationship with Company; and (c) shall not accept any business from any existing and prospective customers that were such with respect to Company and/or IQP at any time prior to or during the Restricted Period.

3.     Certain Definitions.  For purposes of this Agreement:

"Restricted Period" shall mean the period commencing as of the date hereof and terminating three (3) years from the date hereof.

"Restricted Area" means all areas in the following counties in the State of Florida: Miami-Dade County, Broward County, Palm Beach County, and Monroe County

"Business" shall, notwithstanding anything herein to the contrary, include all products, services and activities of the Company, whether now or previously offered at any time by the Company, which are graphic arts, printing and related goods or services.

4.     Confidential Information.

     IQP, Iris and Michael acknowledge and agree that all Confidential Information (as defined below) known or obtained by them, whether before or after the date hereof, is the property of the Company. Therefore, IQP, Iris and Michael agree that they will not, at any time, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Confidential Information, whether IQP, Iris and/or Michael have such information in their memory or embodied in writing or other physical form, without POTN's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of IQP's, Iris' and/or Michael's fault or the fault of any other person bound by a duty of confidentiality to POTN may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that IQP, Iris and Michael may then possess or have under their control.

     For purposes of this Agreement, "Confidential Information" shall mean: (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, of the Company that is a trade secret under Florida law; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

5. Enforcement. In the event of an actual or threatened breach by IQP, Iris and/or Michael of any of the covenants contained herein, Company or POTN shall be entitled to an injunction restraining them from the prohibited conduct. Notwithstanding the specific provisions of the covenants against competition set forth herein and the parties' acknowledgement that the terms and conditions set forth herein are fair and reasonable, if a court of competent jurisdiction should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing herein stated shall be construed as prohibiting Company or POTN or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages. In any action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding including, without limitation, all court costs and filing fees, and all reasonable attorneys' fees, incurred either at the trial level or at the appellate level. The existence of any claim or cause of action by IQP, Iris and/or Michael against Company or POTN shall not constitute a defense to the enforcement by Company or POTN of the foregoing restrictive covenants

     6. Benefit; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors, personal representatives, heirs and permitted assigns.

     7. Termination. This Agreement may not be terminated by either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

     8. Notices. Whenever any notice, payment, or other communication is required to be given or delivered pursuant to this Agreement, such notice shall be given in writing and shall be delivered in person or by certified mail, return receipt requested, and shall be sufficiently given if personally delivered, or by mail addressed as follows:

            (a)   if to POTN:       PrintOnTheNet.com, Inc.
                                    7700 NW 37th Avenue
                                    Miami, FL 33147
                                    Telephone: (305) 691-2800
                                    Facsimile: (305) 836-9231
                                    Attention: Benjamin Rogatinsky

                  with a copy to:   Alex P.  Rosenthal, Esq.
                                    Reimer & Rosenthal LLP
                                    3801 Hollywood Blvd., Suite 350
                                    Hollywood, Florida 33021
                                    Telephone: (954) 893-9800
                                    Facsimile: (954) 893-6704

            (b)   if to IQP, Iris
                  and Michael:





                 with a copy to:





or to such other address as either party may have by written notice designated to the other party, given in accordance with this Paragraph 8.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     10. Headings. Titles or headings in paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or prescribe the scope of this Agreement or the intent of any provision.

     11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. Entire Agreement. This Agreement constitutes the entire agreement and understanding and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     13. Amendment. This Agreement may not be amended or modified, except by written agreement of the parties hereto.

     14. Waiver. The provisions of this Agreement shall not be waived, modified or amended, except by a subsequent writing signed by a duly authorized representative of the party sought to be bound. Waiver by a party to a breach of any of the terms of this Agreement by the other party shall not be deemed a waiver of future compliance herewith, and such terms shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PrintOnTheNet.com, Inc.


By:_______________________

Name:_____________________

Title:____________________



Ivan's Quik Print, Inc.


By:_______________________

Name:_____________________

Title:____________________


__________________________
Michael Wyden



__________________________
Iris Wyden

                         EXHIBIT 5.1(c)

                      EMPLOYMENT AGREEMENT

     This Agreement, made and entered into this ~ day of August, 1999, by and between PrintOnTheNet.com, Inc. (hereinafter
"Employer" and/or "Company"), and Ivan Wyden (hereinafter
"Employee");

                      W I T N E S S ET H:

     WHEREAS, Employer is a Delaware corporation authorized to transact business in Florida, engaged in the business of, among other things, printing; and

     WHEREAS, Employer is purchasing assets of Ivan's Quik Print,
Inc. ("IQP"), for whom Employee has worked performing sales functions;

     WHEREAS, the Employee is an individual with sales experience in the printing business, and has relationships with customers of IQP; and

     WHEREAS, the Employer desires to employ Employee and Employee desires to be employed by Employer to perform sales functions;

     NOW, THEREFORE, in consideration of the following promises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee agrees to work for Employer under the following terms, and the parties covenant and agree as follows:

     1. Term. Employer agrees to employ the Employee for an initial term of one (1) year commencing August 30, 1999 ("Commencement Date") and ending August 29, 2000 unless terminated prior thereto under the terms set forth herein. Such initial period of employment is hereinafter referred to as the "Initial Term". The Initial Term and all periods of employment thereafter (if any are agreed to by the parties), until termination of employment, are referred to as the "Period of Active Employment."

     2. Compensation. For all services rendered by the Employee under this Agreement, Employee shall be a commission equal to 10% on paid invoices of the gross sales on all IQP Business. For the purposes of this Agreement, "IQP Business" shall mean all sales to customers who are identified on Exhibit A hereto. Employee shall not be entitled to any other compensation.

     3.     Benefits.

     A.     Health Insurance.  During the term of this Agreement,
Employee shall be entitled to participate in any and all Company sponsored health insurance plans that may exist, which premium for Employee shall be paid entirely by Company.

     B. Expenses. Employee may incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel and similar items. Employer shall reimburse Employee for all such reasonable expenses upon Employee's presentation of an itemized account of such expenditures.

     C. Vacation. With each calendar year of this Agreement, Employee is entitled to a vacation of one (1) week without pay;
provided, however, that Employee is not entitled to any vacation time during the first 90 days of employment hereunder.

     D. Sick Leave. As determined by the Employer, the Employee shall be entitled to five (5) days of sick leave without pay.

     4. Duties. Employee accepts employment with the Employer subject to the terms and conditions as herein set forth. Employee agrees to actively work no less than twenty (20) hours per week to provide such services as are required of him by the Employer, including, but not limited to, providing his full attention and time to sales of the Company's services and products and to maintain the IQP Business at the same or greater level of gross dollar sales as existed as of the date of this Agreement. Employee agrees that during the period of active employment, he shall devote his full time and efforts, and shall contribute his best skill and services at all times for the business and benefit of the Employer.

     Employee agrees that he will comply with all applicable and relevant policies, resolutions, directives, instructions, rules, regulations, procedures and by-laws as issued and promulgated by the Employer, involving any matter which directly or indirectly relates to the Employee's duties hereunder, and he will conduct himself in accordance with the aforesaid. Employee also agrees that he will maintain accurate records in the manner and form prescribed by the Employer and shall prepare and submit such reports, information, documents and records relating to the services performed by him for the Employer as the Employer may request from time to time.

     5. Termination of Employment. Notwithstanding the provisions of paragraph 1 herein, the parties acknowledge that this Agreement can be terminated by either party, subject to the following conditions:

     A. Without Cause. Employer or Employee may terminate this Agreement without cause by providing to the other party twenty-one
(21) days written notice of intent to terminate. Provided, however, that neither party may terminate this Agreement during the first ninety (90) days of this Agreement.

     B. With Cause. Employer may terminate this Agreement with cause at any time; however, the reasons for such termination must be provided and stated to Employee either verbally or in writing on the day of notice of termination. For purposes of this Agreement, cause shall constitute and be based solely upon Employee's violation of this Agreement, misfeasance, malfeasance or commission of an illegal or other fraudulent act in the course of Employee's employment.

     C. Upon Death. If the Employee dies during the term of this Agreement, the Agreement shall be deemed terminated, and the Employer shall only have to pay the Employee's estate any outstanding and unpaid salary which accrued pro rata for that pay period.

     D. Records. Upon termination or expiration of Employee's employment, he shall surrender to Employer all records, files, documents and other evidence of any confidential or otherwise proprietary information and knowledge related to Employer's business. Further, during the term of this agreement, Employee shall not remove any secret, or confidential or otherwise proprietary information from the Employer's place of business without receiving the Employer's prior written consent.

     Should the Agreement be terminated, as permitted herein, Employer shall not be required to pay Employee (or his estate as the case may be) any salary except for accrued (but unpaid) compensation due pursuant to Section 2 of this Agreement. Employee (or his estate as the case may be) shall not have the right to payment of commissions for sales to customers arising out of IQP Business following the date that the Agreement is terminated.

     6. Restrictive Covenants. Employer wishes to protect its legitimate business interests and ensure that Employee does not compete with Employer and its subsidiaries and affiliated companies including, without limitation, PrintAmerica Management Company, Inc., and PrintOnTheNet.com, Inc. (collectively, the "Company") for a certain period of time, pursuant to the terms and conditions of this Agreement. In consideration of his employment, Employee agrees that he shall be bound by the following covenants, each of which shall be construed to be severable.

     A.     Non-Competition and Non-Solicitation.

     During the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereafter defined), Employee, without the written consent of Employer, shall not, directly, or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or business organization, except Employee, may own any stocks, bonds or securities issued by a company listed on a national securities exchange, (a) engage in any business which is directly or indirectly in competition with the Business; (b) provide goods or services to anyone else that is directly or indirectly in competition with the Business; (c) shall not solicit to sell nor sell goods or services to any current or past customer or competitor of Company and/or IQP; (d) recruit, solicit, induce, or influence any Company's employees, consultants, suppliers or existing and prospective customers that were such with respect to Company and/or IQP at any time prior to or during the Restricted Period to discontinue, reduce or modify such relationship with Company; and (e) shall not accept any business from any existing and prospective customers, including IQP Business, that were such with respect to Company and/or IQP at any time prior to or during the Restricted Period.

     B.     Certain Definitions.  For purposes of this Agreement:

     "Restricted Period" shall mean the period commencing as of the date hereof and terminating three (3) years from the expiration and/or termination of this Agreement.

     "Restricted Area" means all areas in the following counties in the State of Florida: Miami-Dade County, Broward County, Palm
Beach County, and Monroe County

     "Business" shall, notwithstanding anything herein to the contrary, include all products, services and activities of the Company, whether now or previously offered at any time by the Company, which are graphic arts, printing and related goods or services.

     C.     Confidential Information.

     Employee acknowledges and agrees that all Confidential Information (as defined below) known or obtained by them, whether before or after the date hereof, is the property of the Company. Therefore, Employee agrees that it will not, at any time, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Confidential Information, whether Employee has such information in its memory or embodied in writing or other physical form, without Employer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Employee's fault or the fault of any other person bound by a duty of confidentiality to Employer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Employee may then possess or have under their control.

     For purposes of this Agreement, "Confidential Information" shall mean: (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, of the Company that is a trade secret under Florida law; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

     D. Enforcement. In the event of an actual or threatened breach by Employee of any of the covenants contained herein in this
Section 6 A. through C, Company or Employer shall be entitled to an injunction restraining them from the prohibited conduct. Notwithstanding the specific provisions of the covenants against competition set forth herein and the parties' acknowledgement that the terms and conditions set forth herein are fair and reasonable, if a court of competent jurisdiction should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing herein stated shall be construed as prohibiting Company or Employer or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages. In any action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding including, without limitation, all court costs and filing fees, and all reasonable attorneys' fees, incurred either at the trial level or at the appellate level. The existence of any claim or cause of action by Employee against Company or Employer shall not constitute a defense to the enforcement by Company Or Employer of the foregoing restrictive covenants

     7. Right to Contract. Both parties affirmatively represent to the other that they have the right to enter into this Agreement and they are not violating or breaching any other agreements with other parties by entering into this Agreement and/or by employing or accepting employment.

     8. Miscellaneous Provisions. The following provisions shall be generally applicable.

     A. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes any and all prior understandings, agreements or representations, either oral or in writing, between the parties hereto.

     B. No Strict Construction. The language used in this agreement shall be deemed to be the language chosen by all of the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

     C. Applicable Law. This Agreement and performance hereunder shall be subject to and governed by the laws of the State of Florida.

     D. Amendment and Waiver. This Agreement may be amended or any provision hereof may be waived, provided that any such amendment or waiver shall be in writing executed by all of the parties hereto, and only such amendments or waivers as are thus made in writing shall be effective and binding upon any party hereto.

     E. Notice. All notices, demands and other communications to be given, served or delivered under or by reason of the provisions hereof, without regard to any particular manner that may be indicated herein as the appropriate mode of giving notice, unless expressly limited to such mode of notice, shall be in writing and may be given either by personal delivery or by mail to the business address of Employer and last known residence address of Employee.

     F. Severability. Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law to the fullest extent possible, but in the event any provision of this Agreement shall itself or in connection with any other provision of this Agreement be held to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and the Agreement shall be construed and interpreted as if such invalid or unenforceable provision were never a part hereof, in order to effect the purposes of this Agreement and the intentions of the parties hereto.

     G. Benefit. If the Employer shall at any time be merged or consolidated into or with any successor of the Employer or if all or substantially all of the assets of the Employer are transferred to any successor of the Employer, the provisions of this Agreement shall be binding upon and inure to the benefit of the successor resulting from such merger or consolidation or to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer. The term "successor" shall include any person, firm, partnership, association, corporation or other business entity.

     H. Binding Effect. This Agreement shall be binding upon all of the parties hereto and their respective successors, assigns, heirs and legal representatives, as the case may be, but neither this Agreement nor any of the rights hereunder shall be assignable by the Employee without the written consent of the Employer.

     I. Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties hereto, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement of the date first written above.

WITNESSES:                         EMPLOYER

                                   PrintOnTheNet.com, Inc.


___________________________        By:______________________________
                                      Benjamin Rogatinsky, President
___________________________

                                   EMPLOYEE


___________________________        By:______________________________
                                      Ivan Wyden
___________________________

                           SCHEDULE 5.3

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Ivan's Quik Print, Inc., a Florida corporation, ("Seller"), in consideration of the sum of $10.00 and other valuable consideration to Seller by PrintOnTheNet.com, Inc. (the "Buyer"), the receipt whereof is hereby acknowledged, hereby grants, bargains, sells, transfers and delivers unto Buyer, all of its right, title and interest in and to the following listed and identified items:

     (a) All film, flats, files, work-papers and work product relating to all customers and accounts for the Business;

     (b)     the Marks;

     (c)     all of Seller's rights and interests in the Material
             Contracts;

     (d)     copies of the sales, billing and other pertinent records;

     (e) all of Seller's telephone and fax numbers used exclusively m connection with the Business; and

     (f)     all goodwill associated with the Business.

     (g)     all of the items listed on Schedule 1.1 attached hereto.

                                       Ivan's Quik Print, Inc.


                                        By:____________________________

                                        Name:__________________________

                                        Its:  President

                        SCHEDULE 1.1 - ASSETS

1 Vehicle NuArc Camera
1 Rollem for scoring, perforating and numbering
1 NuArc carbon platemaker and chemicals and plates
1 challenge gold 31' cutter
1 challenge gold drill press
1 Ibeco Laminator
1 O&M table top folder
1 8 bin semi automatic collator
1 challenge folder no right angle
1 watkis collator
2 joggers
1 Itek camera
1 wrapping unit (plastic)
1 AB Dick Chute Press
1 AB Dick Chain Delivery Press with T-Head
2 Saddle Stitchers
2 NuArc Light Tables
1 Slidex Wax Master
1 Mini Refrigerator
1 Fax Machine
1 metal desk
3 metal filing cabinets